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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported):  December 8, 1997

                           NETWORK IMAGING CORPORATION
             (Exact name of registrant as specified in its charter)


          Delaware                     0-22970                54-1590649
(State or other jurisdiction of      (Commission           (I.R.S. Employer
incorporation or organization)        File Number)       Identification Number)

500 Huntmar Park Drive, Herndon, Virginia                        20170
(Address of principal executive offices)                       (Zip code)

                                 (703) 478-2260
              (Registrant's telephone number, including area code)


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Item 5.   OTHER EVENTS.

         On December 8, 1997, the Company issued 3,250 shares of Series L Convertible Preferred Stock and warrants to purchase 243,750 shares of Common Stock at an exercise price of $1.65 per share to three investors pursuant to Regulation D of the Securities Act for an aggregate purchase price of $3,250,000. The Company also issued warrants to purchase 160,000 shares of Common Stock at an exercise price of $1.625 per share to a placement agent in connection with the above described offering in reliance on Regulation D of the Securities Act.


         The Company issued 3,250 units ("Units") consisting of (1) one share of Series L Stock and (2) warrants to purchase 75 shares of Common Stock at an exercise price of $1.65 per share ("December Investor Warrants"). Accordingly, on December 8, 1997, the Company issued 3,250 shares of Series L Stock and December Investor Warrants to purchase 243,750 shares of Common Stock.

         The net proceeds of the 3,250 Units ($2.99 million) have been, and the net proceeds of any additional issuance of Units will be, used for working capital and general corporate purposes.

         As a result of the issuance of 3,250 Units, the Company issued to The Zanett Securities Corporation ("Zanett") for its services as placement agent, warrants to purchase 160,000 shares of Common Stock at an exercise price of $1.625 per share ("December Agent Warrants"). The December Investor Warrants and the December Agent Warrants expire on December 7, 2002. The terms of the Series L Stock, the December Investor Warrants and the December Agent Warrants were determined by the Board.

         Pursuant to the terms of the Securities Purchase Agreement dated as of December 8, 1997 ("December Securities Purchase Agreement") among the Company and Capital Ventures International, Zanett Lombardier, Ltd. and Bruno Guazzoni (the "Purchasers"), the Purchasers may purchase up to an additional 3,000 Units if the Company satisfies certain other conditions (one of which is that the Common Stock remain listed on the Nasdaq National Market), at two additional closings (up to 1,500 Units at each closing). Under the Placement Agency Agreement dated July 2, 1997 between the Company and Zanett, the Company is obligated to issue additional December Agent Warrants to Zanett to purchase such number of shares of Common Stock as is equal to 8% of the quotient obtained by dividing the aggregate purchase price of the shares of Series L Stock and December Investor Warrants issued to the Purchasers at such additional closings by $1.625. The initial exercise price of the December Agent Warrants is $1.625 per share.

         Under the Registration Rights Agreement dated as of December 8, 1997 among the Company, the Purchasers and Zanett ("December Registration Rights Agreement"), the Company has granted each Purchaser and Zanett registration rights, whereby the Company is obligated to file a registration statement with the SEC as soon as practicable after each closing, but in no event later than the 60th day following each such closing, registering at least 135% of the shares of Common Stock issuable on conversion of, or otherwise with respect to, the Series L Stock and on exercise of, or otherwise pursuant to, the December Investor Warrants and the December Agent Warrants. Until such time as such registration statements are declared effective by the SEC, the holders of the Series L Stock ("Holders") and the holders of the December Investor Warrants and the December Agent Warrants may not transfer such securities or the Common Stock issuable in connection therewith unless they comply with an exemption from such registration requirements.

         Conversion Rights. Each share of Series L Stock is convertible at the option of the Holder into the number of shares of Common Stock determined by dividing the initial purchase price of $1,000 by the "Conversion Price," which is the lesser of (a) the Fixed Conversion Price (which initially is $1.375) and
(b) the lowest closing sale price for the Common Stock on any single trading day during the ten trading days immediately preceding the conversion multiplied by the "Conversion Percentage." The "Conversion Percentage" is (a) 85% prior to the 48th day following December 8, 1997 (the "First Closing Date"), and (b) 81% for the period on or after the 48th day following the First Closing Date. In the event the Company's Common Stock is no longer designated for quotation on the Nasdaq National Market ("Nasdaq") and is designated for quotation on the Nasdaq Small Cap Market, the Conversion Percentage for each of the periods set forth above is permanently reduced by 2%. In addition, if the second and third closings under the December Securities Purchase Agreement do not occur because the Company failed to obtain stockholder approval of the issuance of the securities in the second and third closings in accordance with Nasdaq Rule 4460(i), the Conversion Percentage for each period is permanently reduced by 10%.

         Under the requirements of a newly issued SEC staff position, the carrying value of the Series L Stock was increased by $772,000, or the corresponding amount allocated to beneficial conversion feature described below. The Company also recorded a related $772,000 non-cash charge to preferred stock dividends. In addition, as required under the newly issued SEC staff position, the Company would record similar non-cash charges to preferred stock dividends for all future offerings with below market conversion features.

         If (1) a registration statement described above is not declared effective by the SEC by the 150th day following the date it was required to be filed under the December Registration Rights Agreement (the 90th day in the case of a registration statement on Form S-3) ("Registration Deadline"), (2) after the registration statement is declared effective by the SEC, sales of the shares of Common Stock registered thereunder cannot be made or (3) the Common Stock is not listed or included for quotation on Nasdaq, the Nasdaq Small Cap Market, the New York Stock Exchange ("NYSE") or the American Stock Exchange ("AMEX"), then each of the Conversion Percentages are permanently reduced. The Conversion Percentages are permanently reduced by an amount equal to the product of (i) 2% and (ii) the sum of (a) the number of months (prorated for partial months) after the Registration Deadline and prior to the date the registration statement is declared effective by the SEC and (b) the number of months (prorated for partial months) that sales cannot be made pursuant to an effective registration statement or the Common Stock is not listed or included for quotation on Nasdaq, the Nasdaq Small Cap Market, the NYSE or the AMEX. There are certain exceptions to this provision set forth in the December Registration Rights Agreement. In addition, the aggregate reductions to each of the Conversion Percentages for failure to have the Common Stock listed on Nasdaq, the Nasdaq Small Cap Market, the NYSE or AMEX cannot exceed 10%. In addition, if any required registration statement has not been declared effective on or before the 60th day following the applicable Registration Deadline, or if, after the registration statement is declared effective, it cannot be utilized for more than 30 days after the earlier of the date the Company first becomes eligible to use Form S-3 or June 30, 1998, each of the Conversion Percentages applicable during such time are permanently reduced by 2% per week rather than 2% per month.

         The Conversion Price is adjusted if there is a stock split, stock dividend, combination, reclassification or similar event with respect to the Common Stock, if certain distributions with respect to shares of Common Stock are made, if certain purchase rights are distributed and in the event of certain mergers, certain consolidations, sale or transfer of all or substantially all of the Company's assets and certain share exchanges.

         If a Holder tenders his or her shares of Series L Stock for conversion and does not receive certificates for all of the shares of Common Stock to which such Holder is entitled (except in certain specified circumstances), then the Fixed Conversion Price is thereafter reduced to the lesser of (1) the then Fixed Conversion Price (prior to the adjustment required by this sentence) and (2) the lowest Conversion Price in effect during the period beginning on the conversion date and ending on the date the shares of Common Stock are delivered to the Holder. If the Company states that it will not deliver freely tradable shares of Common Stock on conversion of the Series L Stock (other than in circumstances permitted by the December Registration Rights Agreement), then the Conversion Price is thereafter reduced to the lowest Conversion Price in effect at any time during the period beginning on the date of the default occurs and ending on the date such default is cured. In addition, certain conversion default payments accrue under Article VI of the Series L Certificate.

         Subject to the provisions regarding the Cap Amount and provided that all shares of Common Stock issuable on conversion of all outstanding shares of Series L Stock are authorized and reserved for issuance, registered for resale under the Securities Act of 1933, as amended, and are eligible to be traded on the Nasdaq, the NYSE or the AMEX, each share of Series L Stock outstanding on the fourth anniversary of the First Closing Date is automatically converted into Common Stock.

         The Series L Stock has a liquidation preference of $1,000 per share plus the accrued "Premium." The Premium is 7% multiplied $1,000 multiplied by a fraction (1) the numerator is the number of days a share of Series L Stock is outstanding and (2) the denominator of which is 365. The Premium is payable at the time of conversion or redemption in cash or shares of Common Stock.

         The Series L Certificate provides that in no event shall the total number of shares of Common Stock issued upon conversion of the Series L Stock exceed the maximum number of shares of Common Stock that the Company may issue pursuant to Rule 4460(i) of the Nasdaq or any successor rule ("Cap Amount"). The Cap Amount is allocated pro rata among the Holders. The Company will seek approval from the holders of Common Stock to issue shares of Common Stock in connection with the Series L Stock, the December Investor Warrants and the December Agent Warrants in excess of the amounts permitted by Nasdaq Rule 4460(i)(1)(D).

         The exercise price of the December Investor Warrants and the December Agent Warrants (collectively, "December Warrants") is adjusted in the event the Company issues, grants or sells any warrants, rights or options (whether or not immediately exercisable) to purchase Common Stock or securities that are convertible into or exchangeable for Common Stock at a price per share that is not based on a percentage of the market price of the Common Stock ("Fixed Price") or that may be converted into or exchanged for Common Stock at a Fixed Price that is less than the then exercise price of such December Warrants. In such event, the exercise price of the December Warrants is reduced to such Fixed Price and the number of shares issuable on exercise of the December Warrants is adjusted so that it equals the number of shares issuable under the December Warrants immediately prior to the adjustment multiplied by the per share exercise price prior to the adjustment divided by the exercise price after the adjustment.

         In the event of stock split, stock dividend, recapitalization, reorganization, reclassification or other subdivision of the Common Stock, the exercise price of the December Warrants and the number of shares of Common Stock issuable on exercise of the December Warrants are proportionately adjusted. The exercise price of the December Warrants and the number of shares issuable on exercise are also adjusted in the event of certain mergers and consolidations, in the event of any sale or conveyance of all or substantially all of the Company's assets, in the event of certain distributions of its assets and in the event the Company distributes certain purchase rights.

         Dividends. The Series L Stock does not bear dividends and there is no provision for a sinking fund; accordingly, there are no provisions in the Series L Certificate restricting repurchase or redemption of the Series L Stock while there is a dividend or sinking fund arrearage. However, the Premium accrues as noted above.

         Ranking. Shares of Series L Stock rank prior to the Common Stock and any class or series of capital stock created after the creation of the Series L Stock (unless consent of the Holders is obtained as described below under "Voting Rights") and ranks pari passu with the Series K Stock and any class or series created after the creation of the Series L Stock that specifically states that it ranks pari passu with the Series L Stock and where the Holders have approved the issuance of such securities as described below under "Voting Rights." The Series L Stock ranks junior to the Series A Stock, and Series F-1, F-2, F-3 and F-4 Stock.

         Voting Rights. The Series L Stock generally has no voting rights except as otherwise provided by the Delaware General Corporation Law. However, the approval of the holders of a majority of the then outstanding shares of Series L Stock is required to: (1) alter or change the rights, preferences or privileges of the Series L Stock, (2) alter or change the rights, preferences or privileges of any capital stock of the Company so as to adversely affect the Series L Stock, (3) create any new class or series of capital stock ranking prior to or pari passu with the Series L Stock, (4) increase the authorized number of shares of Series L Stock, (5) issue any shares of Series L Stock other than pursuant to the December Securities Purchase Agreement, (6) issue any additional shares of any securities ranking senior to the Series L Stock or (7) redeem, or declare or pay a cash dividend or distribution on, any securities junior to the Series L Stock.

         In the event the Holders approve a change described in clause (1) above, a dissenting Holder has the right for a period of 30 days to convert its shares of Series L Stock pursuant to the terms of the Series L Certificate as they existed prior to the change.

         Except in the event of a required conversion at maturity, no Holder is entitled to receive shares of Common Stock on conversion of its Series L Stock to the extent that the sum of (1) the shares of Common Stock owned by such Holder and its affiliates and (2) the shares of Common Stock issuable on conversion of the Series L Stock would result in beneficial ownership by such Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. Beneficial ownership for this purpose is determined in accordance with
Section 13(d) of the Exchange Act. This restriction cannot be amended or deleted unless the holders of a majority of the Common Stock and each Holder approves such amendment or deletion.

         Redemption Rights. In the event the unissued portion of any Holder's Cap Amount is less than 135% of the number of shares of Common Stock then issuable upon conversion of such Holder's Series L Stock and the Company fails to eliminate the prohibitions that have resulted in the existence of the Cap Amount within 90 days, then each Holder may (1) require (with the consent of the holders of 50% of the outstanding shares of Series L Stock) the Company to terminate the listing of the Common Stock on Nasdaq and to cause the Common Stock to be eligible for trading on the Nasdaq Small Cap Market or on the over-the-counter electronic bulletin board, at the option of the requesting Holder, or (2) require the Company to issue Common Stock at a Conversion Price equal to the average of the closing prices of the Common Stock on the five prior trading days. In addition, subject to the provisions discussed in the next paragraph, the Holder has the right to require the Company to redeem for cash at an amount equal to the "Redemption Amount" a portion of the Holder's Series L Stock such that, after giving effect to such purchase, the then unissued portion of the Holder's Cap Amount exceeds 135% of the total number of shares of Common Stock then issuable on conversion of its Series L Stock. The Redemption Amount per share of Series L Stock equals (1) $1,000 plus the accrued Premium plus all conversion default payments required under the Series L Certificate, multiplied by (2) the highest closing price of the Common Stock during the period beginning on the date of the redemption notice and ending on the date of redemption, divided by (3) the Conversion Price in effect on the date of the redemption notice.

         However, the Holders may not exercise a right of redemption in the circumstance described above so long as (i) the Company has not, at any time, decreased the number of shares of Common Stock reserved for issuance with respect to the Series L Stock ("Reserved Amount") below 12,500,000 shares of Common Stock; (ii) the Company shall have taken immediate action following the trigger date to increase the Reserved Amount to 200% of the number of shares of Common Stock then issuable upon conversion of the outstanding Series L Stock; and (iii) the Company continues to use its good faith best efforts to increase the Reserved Amount to 200% of the number of shares of Common Stock then issuable upon conversion of the outstanding Series L Stock. The Company will be deemed to have used "its good faith best efforts" to increase the Reserved Amount so long as it solicits shareholder approval to authorize the issuance of additional shares of Common Stock no less than three times during each 12 month period following the trigger date.

         The terms of the Series L Stock provide the Holders with the right to require the Company to redeem its Series L Stock at the Redemption Amount (1) if the Company fails to issue shares of Common Stock on conversion of the Series L Stock other than in certain specified circumstances all of which are in the sole control of the Company, (2) the Company fails to remove any restrictive legend on shares of Common Stock issued on conversion of the Series L Stock when required by the December Securities Purchase Agreement or the December Registration Rights Agreement, (3) the Company states that it will not issue shares of Common Stock to Holders in accordance with the terms of the Series L Certificate (other than in circumstances where other remedies are provided in the Series L Certificate), or (4) the Company shall (a) sell all or substantially all of its assets, (b) merger or consolidate with another entity, or (c) have approved, recommended or otherwise consented to any transaction or series of transactions which results in 50% or more of the voting power of its capital stock being owned beneficially by any one person or group within the meaning of Section 13(d) of the Exchange Act.

         The Holders do not have a right of redemption if the Common Stock is suspended from trading on any of, or is not listed on at least one of, the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq Small Cap Market for an aggregate of 10 trading days in any nine month period, and in such circumstance the Company is required to pay to the Holders within five (5) business days of the occurrence of that redemption event, as liquidated damages, an amount equal to 25% of the aggregate face amount of the shares of Series L Stock then held by each Holder. The liquidated damages are payable, at the Company's option, in cash or shares of Common Stock, such stock based upon a price per share equal to 50% of the lowest closing price of the Common Stock during the 10 consecutive trading day period immediately preceding the date of such redemption event. The Company is obligated to keep reserved 3,000,000 shares of Common Stock to satisfy its obligation with respect to the liquidated damages. In the event that the number of shares required to be issued by the Company with respect to the amount of liquidated damages exceeds 3,000,000 shares of Common Stock, and the Company does not have a sufficient number of shares of Common Stock authorized and available for issuance to satisfy its obligation with respect to the liquidated damages, the Company shall issue and deliver to the Holders all 3,000,000 shares of Common Stock so reserved for that purpose and, upon such issuance, the Holders shall have no right of redemption, but shall retain all other remedies to which they may be entitled at law or in equity, which remedies shall not include the right of redemption.

         In the event that the Company is required to pay the Redemption Amount, and if it should fail to do so, the Company is further obligated to (1) pay interest on such amount at the rate of 24% per annum until such Holder's Series L Stock is redeemed and (2) such Holder has the right to require the Company to convert the Redemption Amount plus accrued interest into shares of Common Stock at the lowest Conversion Price in effect during the period beginning on the date the Holder submitted its redemption notice and ending on the date of conversion.

         The Company has the right to redeem all (but not less than all) of the outstanding Series L Stock (other than shares that are subject to a notice of conversion) at any time when it is not in material violation of its obligations under the Series L Certificate, the December Securities Purchase Agreement or the December Registration Rights Agreement at the "Optional Redemption Amount." The Company can only exercise this right once. The Optional Redemption Amount per share of Series L Stock is the greater of (1) the sum of the face amount, the accrued Premium and all conversion default payments accrued through the date of redemption and (2) (a) the sum of $1,000, the accrued Premium and all conversion default payments required under the Series L Certificate, multiplied by (b) the volume weighted average sales price of the Common Stock on the trading day immediately preceeding the optional redemption notice, divided by
(c) the Conversion Price in effect on the date of the optional redemption notice. In the event the Company fails to pay any Holder its Optional Redemption Amount, then (1) the Holder is entitled to interest on such amount at the rate of 24% per annum until the later of the date such Holder's Series L Stock was to be redeemed or until the Company notifies the Holder that it will not redeem such Holder's Series L Stock and (2) such Holder has the right to require the Company to convert such Holder's Series L Stock into shares of Common Stock at the lowest Conversion Price in effect during the period beginning on the date the Company elected to redeem such shares and ending on the 20th trading date following the date such Series L Stock was to be redeemed.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Network Imaging Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            NETWORK IMAGING CORPORATION


Date: December 8, 1997                       By: /s/ James J. Leto
                                                 -----------------
                                                 James J. Leto
                                                 Chairman of the Board and
                                                 Chief Executive Officer